Exhibit 99.1

IntercontinentalExchange Group Reports Record 1Q14 Revenues and Adjusted Earnings; Adjusted Diluted EPS of $2.60 and Adjusted Net Income Attributable to ICE of $301 million

ATLANTA, May 8, 2014 - IntercontinentalExchange Group (NYSE: ICE), the leading global network of exchanges and clearing houses, today reported record financial results for first quarter of 2014. For the quarter ended March 31, 2014, consolidated net income attributable to ICE was $262 million on consolidated revenues less transaction-based expenses of $932 million. On a GAAP basis, diluted earnings per share (EPS) in the first quarter were $2.27.

Certain items were included in ICE’s operating results that were not indicative of the company’s core business performance for the first quarter of 2014. Excluding these items, net of tax, first quarter 2014 adjusted net income attributable to ICE was $301 million and adjusted diluted EPS were $2.60.  Adjusted figures exclude acquisition-related transaction and integration costs of $60 million and the related tax impact, primarily due to the NYSE Euronext integration. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on adjusted net income attributable to ICE and adjusted diluted EPS.

ICE Chairman and CEO Jeffrey C. Sprecher said: “These strong results reflect our focus on delivering value for our customers and shareholders. The integration of our businesses is progressing well and the combined team is working to execute on operational and strategic objectives. While the economic environment and volatility remain muted, we are delivering new products and risk management services, as well as extending our footprint in Asia.  We believe our strategic roadmap will enable us to continue to grow and establish new ways to serve our customers in 2014 and for years to come.”

Scott Hill, ICE CFO said: “ICE’s strong first quarter results were driven by the addition of new businesses, solid growth in our global agriculture complex and a record quarter for CDS clearing. We achieved record revenues and have taken actions that have already allowed us to realize over 40% of our expense synergy target relating to the NYSE Euronext acquisition, increasing the efficiency of our operations globally. We are on track to deliver on our total expense synergies, pay down debt to reach our targeted levels, divest non-strategic businesses and deliver solid returns to our shareholders.”

First Quarter 2014 Results

First quarter 2014 consolidated revenues, less transaction-based expenses were $932 million.  Included in this amount are net transaction and clearing revenues, less transaction-based expenses of $574 million.

Consolidated market data revenues for the first quarter of 2014 were $133 million and listings revenues were $91 million. During the first quarter of 2014, NYSE Group led globally in capital raising with $8.7 billion in total proceeds on 30 initial public offerings (IPOs). NYSE Group also led in technology IPOs with 10 IPO’s and $1.7 billion in proceeds. Consolidated other revenues were $134 million, which includes technology services, trading license fees, regulatory and listed company service fees, among others.

Consolidated operating expenses were $523 million for the first quarter of 2014, including $60 million in acquisition-related transaction and integration costs associated primarily with the NYSE Euronext integration. Consolidated operating income for the quarter was $409 million and operating margin was 44%.  The effective tax rate for the first quarter was 28%.

Consolidated cash flow from operations was $519 million for the first quarter of 2014. Capital expenditures were $31 million and capitalized software development costs totaled $20 million in the  quarter.

Unrestricted cash and short-term investments was $1.0 billion as of March 31, 2014 and the company had $4.9 billion in outstanding debt.

Financial Guidance and Additional Information

▪
ICE declared a quarterly cash dividend of $0.65 per share for the second quarter of 2014 with a record date of June 16, 2014 and a payment date of June 30, 2014.  The ex-dividend date will be June 12, 2014.

▪
All financial guidance includes Euronext and excludes non-strategic NYSE technologies businesses that ICE plans to divest in the summer of 2014, which are included in discontinued operations except where noted.

▪	ICE expects second quarter 2014 other revenue of $120 million to $130 million.

▪
ICE expects second quarter 2014 consolidated expenses of $485 million to $495 million.  For the ICE segment, ICE expects second quarter 2014 operating expenses of $390 million to $400 million. For the full year 2014, ICE segment operating expenses are expected to be $1.56 billion to $1.58 billion.  The expense guidance is net of acquisition-related transaction and integration costs for all periods.

▪
ICE expects operational capital expenditures and capitalized software of $60 million to $65 million for the second quarter and for the full year 2014 in the range of $200 million to $210 million.  ICE expects an additional $70 million to $80 million in capital expenditures related to real estate for 2014.

▪	ICE expects depreciation and amortization expense for the second quarter of 2014 in the range of $85 million to $90 million and for the full year 2014 in the range of $360 million to $370 million.

▪	ICE’s expects quarterly interest expense to be in the range of $24 million to $25 million for the remainder of 2014.

▪	ICE’s consolidated tax rate is expected to be in the range of 27% to 30% for the second quarter and full year 2014.

▪
ICE’s diluted share count for the second quarter 2014 is expected to be in the range of 115 million to 116 million weighted average shares outstanding and for 2014, diluted share count is expected to be in the range of 115 million to 117 million weighted average shares outstanding.

Earnings Conference Call Information

ICE will hold a conference call today, May 8, at 8:30 a.m. ET to review its first quarter 2014 financial results. A live audio webcast of the earnings call will be available on the company’s website www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 2243978 and should call 10 minutes prior to the start of the call. The call will be archived on the company’s website for replay.

Historical futures, options and cash ADV, rate per contract and open interest data in our new reporting format can be found at: http://ir.theice.com/supplemental.cfm

Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Transaction and clearing fees, net	$840	$300
Market data fees	133	41
Listing fees	91	—
Other revenues	134	11
Total revenues	1,198	352
Transaction-based expenses:
Section 31 fees	71	—
Cash liquidity payments, routing and clearing	195	—
Total revenues, less transaction-based expenses	932	352

Operating expenses:
Compensation and benefits	199	66
Technology and communication	48	11
Professional services	64	8
Rent and occupancy	31	8
Acquisition-related transaction and integration costs	61	18
Selling, general and administrative	32	9
Depreciation and amortization	88	32
Total operating expenses	523	152
Operating income	409	200
Other income (expense):
Interest expense	(27)	(10)
Other income (expense), net	(2)	1
Other expense, net	(29)	(9)
Income from continuing operations before income tax expense	380	191
Income tax expense	107	54
Income from continuing operations	273	137
Income from discontinued operations, net of tax	2	—
Net income	$275	$137
Net income attributable to non-controlling interest	(13)	(2)
Net income attributable to ICE	$262	$135

Basic earnings per share attributable to ICE common shareholders:
Continuing operations	$2.27	$1.86
Discontinued operations	$0.01	$—
Basic earnings per share	$2.28	$1.86
Diluted earnings per share attributable to ICE common shareholders:
Continuing operations	$2.26	$1.85
Discontinued operations	$0.01	$—
Diluted earnings per share	$2.27	$1.85
Weighted average common shares outstanding:
Basic	115	73
Diluted	116	73
Dividend per share	$0.65	$—

Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31, 2014	December 31, 2013
Assets:
Current assets:
Cash and cash equivalents	$964	$961
Short-term investments	57	74
Short-term restricted cash and investments	289	277
Customer accounts receivable, net	544	482
Margin deposits and guaranty funds	42,826	42,216
Prepaid expenses and other current assets	574	249
Total current assets	45,254	44,259
Property and equipment, net	898	891
Other non-current assets:
Goodwill	9,482	9,501
Other intangible assets, net	9,410	9,404
Long-term restricted cash	212	161
Long-term investments	384	324
Other non-current assets	281	278
Total other non-current assets	19,769	19,668
Total assets	$65,921	$64,818

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$357	$343
Accrued salaries and benefits	192	301
Deferred revenue	348	48

Short-term debt	1,297	1,135
Margin deposits and guaranty funds	42,826	42,216
Other current liabilities	383	299
Total current liabilities	45,403	44,342
Non-current liabilities:
Non-current deferred tax liability, net	2,809	2,771
Long-term debt	3,584	3,923
Accrued employee benefits	392	412
Other non-current liabilities	497	433
Total non-current liabilities	7,282	7,539
Total liabilities	52,685	51,881
Redeemable non-controlling interest	290	322

Equity:
ICE shareholders’ equity:
Common Stock	1	1
Treasury stock, at cost	(89)	(53)
Additional paid-in capital	9,835	9,794
Retained earnings	2,704	2,482
Accumulated other comprehensive income	464	359
Total ICE shareholders’ equity	12,915	12,583
Non-controlling interest in consolidated subsidiaries	31	32
Total equity	12,946	12,615
Total liabilities and equity	$65,921	$64,818

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our U.S. generally accepted accounting principles, or GAAP, results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. We strongly recommend that investors review the U.S. GAAP financial measures included in this press release and in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted net income attributable to ICE for the periods presented below are calculated by adding net income attributable to ICE, the adjustments described below, which are not reflective of our core business performance, and the related income tax effect. The following table reconciles net income attributable to ICE to adjusted net income attributable to ICE and calculates adjusted earnings per share attributable to ICE common shareholders for the period presented below:

Three Months Ended March 31, 2014

Net income attributable to ICE	$262
Add: NYSE Euronext transaction and integration costs and banker success fees	60
Less: Income tax effect related to above items	(21)
Adjusted net income attributable to ICE	$301

Earnings per share attributable to ICE common shareholders:

Basic	$2.28
Diluted	$2.27

Adjusted earnings per share attributable to ICE common shareholders:

Adjusted basic	$2.61
Adjusted diluted	$2.60

Weighted average common shares outstanding:
Basic	115
Diluted	116

About IntercontinentalExchange Group
IntercontinentalExchange Group (NYSE: ICE) is the leading network of regulated exchanges and clearing houses for financial and commodity markets.  ICE delivers transparent, reliable and accessible data, technology and risk management services to markets around the world through its portfolio of exchanges, including the New York Stock Exchange, ICE Futures, Liffe and Euronext.

Trademarks of ICE and/or its affiliates include IntercontinentalExchange, ICE, ICE block design, NYSE Euronext, NYSE, New York Stock Exchange, LIFFE and Euronext. Information regarding additional trademarks and intellectual property rights of IntercontinentalExchange Group, Inc. and/or its affiliates is located at https://www.theice.com/terms.jhtml and http://www.nyx.com/terms-use.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in IntercontinentalExchange Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 14, 2014.  We caution you not to place undo reliance on these forward looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ICE-CORP

Media Contact:

Brookly McLaughlin, Senior Director Communications
+1 312 836 6728
brookly.mclaughlin@theice.com

Investor Contact:

Kelly Loeffler, SVP Investor Relations & Corp. Communications
+1 770 857 4726
kelly.loeffler@theice.com

Isabel Janci, Senior Director, Investor Relations
+1 770 857 0363
isabel.janci@theice.com

Melanie Skijus, Director, Investor Relations
+1 770 857 2532
melanie.skijus@theice.com